Exhibit 10.3
NOTE REPURCHASE AGREEMENT
THIS NOTE REPURCHASE AGREEMENT (this “Agreement”) to repurchase VaxGen, Inc. 5 1/2% Convertible Senior Subordinated Notes Due April 1, 2010 is made as of July 3, 2008, by and between Whitebox Convertible Arbitrage Partners, LP, a BVI corporation (“Holder”), on the one hand, and VaxGen, Inc., a Delaware corporation (“Company”), on the other hand.
W I T N E S S E T H:
WHEREAS, the Holder is the owner and holder of that certain 5 1/2% Convertible Senior Subordinated Note Due April 1, 2010 (the “Note”) identified on Schedule A hereto, issued under an Indenture, dated as of April 5, 2005 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”);
WHEREAS, the Note, to date, has not matured; and
WHEREAS, the Holder, desiring to sell the Note, approached the Company with respect thereto, and the Company in turn desires to repurchase the Note.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holder and the Company hereby agree as follows:
1. Sale of Note. Subject to the terms and conditions of this Agreement, the Company agrees to purchase from the Holder, and the Holder agree to sell to the Company, the Note identified on Schedule A hereto, in the principal amount and for an aggregate purchase price set forth on Schedule A hereto. The purchase and sale of the Note shall take place at the offices of Cooley Godward Kronish, 3175 Hanover Street, Palo Alto, California 94304 at 9:00 A.M. (local time), on July 8, 2008 (which time and place are designated as the “Closing” and the date thereof the “Settlement Date”). At the Closing, the Holder shall deliver to the Company the Note, duly endorsed or accompanied by an assignment duly endorsed and in a form acceptable to the Trustee, against payment of the aggregate purchase price described on Schedule A hereto (the “Purchase Price”), by wire transfer in the amounts and using the wire transfer instructions to be provided separately to the Company by Holder. Upon receipt by the Holder of the Purchase Price, the Company shall become the legal and beneficial owner of the Note and of all rights and interest therein or related thereto and to the monies due and to become due under the terms of the Note. The Holder hereby agrees that upon receipt of the Purchase Price, the Note shall be cancelled and the Company shall have no further obligation to the Holder thereunder.
2. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company with respect to the Note issued to such Holder that:
2.1 Ownership of Note. The Holder has, and at the Closing will have, good and marketable right, title and interest (legal and beneficial) in and to the Note, free and clear of all liens, pledges, security interests, charges, contractual obligations, claims or encumbrances of any kind. Upon payment for the Note in accordance with this Agreement, the Holder will convey the Note to the Company free and clear of all liens, pledges, security interests, charges, contractual obligations, claims or encumbrances of any kind.

2.2 Organization; Authorization. The Holder has full power and authority to enter into this Agreement. The execution, delivery and performance by the Holder of this Agreement has been duly authorized by all requisite action by the Holder and this Agreement constitutes a valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.
2.3 No Consent Required. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Holder is a party, is required for the execution, delivery or performance by the Holder of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.
2.4 Disclosure of Information. The Holder has received all the information it considers necessary or appropriate to determine whether to sell the Note to the Company pursuant to this Agreement. The Holder acknowledges (i) the Company has not made any representation or warranty, express or implied, except as set forth herein, regarding any aspect of the sale and purchase of the Note, the operation or financial condition of the Company or the value of the Note, (ii) that it is not relying upon the Company in making its decision to sell the Note to the Company pursuant to this Agreement and (iii) that the Company is relying upon the truth of the representations and warranties in this Section 2 in connection with the purchase of the Note hereunder.
2.5 Tax Consequences. The Holder has had an opportunity to review the federal, state and local tax consequences of the sale of the Note to the Company and the transactions contemplated by this Agreement with its own tax advisors. The Holder is relying solely on such advisors and not on any statements or representations of the Company.
2.6 No Conflict. Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default (with or without notice or lapse of time, or both), or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Holder is a party or by which the Holder or any of its properties is bound, (ii) any judgment or decree applicable to, or affecting, the Holder or (iii) any statute, law or rule to which the Holder is subject.

2.7 No Solicitation. The Holder has made no general solicitation in connection with the sale of the Note, acknowledges that it independently approached the Company regarding the transactions contemplated hereby and that the Company did not initiate or attempt to initiate the transactions contemplated hereby.
3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:
3.1 Organization; Authorization. The Company has full power and authority to enter into this Agreement. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite action by the Company and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.
3.2 No Consent Required. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal or any party to any contract, agreement, instrument, lease or license to which the Company is a party, is required for the execution, delivery or performance by the Company of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.
3.3 No Conflict. Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default (with or without notice or lapse of time, or both), or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Company is a party or by which the Company or any of its properties is bound, (ii) any judgment or decree applicable to, or affecting, the Company or (iii) any statute, law or rule to which the Company is subject.
3.4 No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Company, threatened against the Company which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.
4. Securities Act; Transfer Restrictions. The Company hereby acknowledges that the (i) securities are not registered pursuant to the Securities Act of 1933, as amended, and (ii) the Note and the common stock underlying the Note may only be disposed of in compliance with Federal and State securities laws.

5. Miscellaneous.
5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its choice of law provisions. The parties hereto hereby agree that any action brought under this Agreement or related to the transactions contemplated hereby shall be brought in a Federal or State court located in the County of San Francisco in the State of California.
5.2 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5.3 Publicity. The Holder will use reasonable commercial efforts to keep the terms and existence of this transaction confidential, provided that the Holder may share the details of this transaction in confidence with its attorneys, investors and financial and tax advisors, and may advise other potential purchasers of the Note that the Note has been repurchased by the Company. The Holder shall not be prohibited from referring communications with any other party regarding the transactions contemplated hereby to the Company.
5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
5.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally-recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 5.5).
5.6 Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Holder and the Company.
5.7 Further Assurances. Each party hereby agrees to execute any additional documents and take any additional actions as may be reasonably necessary to carry out the terms of this Agreement.
5.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.9 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.
[signature page follows]

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement effective as of the date and year first above written.
WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LP

By:	/s/ Jonathan Wood

	Name:	Whitebox Convertible Arbitrage Partners LP
	Title:	Whitebox Convertible Arbitrage Advisors LLC
Whitebox Advisors LLC
Jonathan Wood, Chief Operating Officer/Director
Address for notices:
Whitebox Convertible Arbitrage Partners, LP
3033 Excelsior Blvd, Suite 300
Minneapolis, MN 55416
Phone No: 612-253-6001
Facsimile No.: 612-253-6151
VAXGEN, INC.

By:	/s/ James P. Panek 7/3/08

	Name:	James P. Panek
	Title:	President and Chief Executive Officer
Address for notices:
VaxGen, Inc.
349 Oyster Point Boulevard
South San Francisco, CA 94080
Attn: Mr. James Panek
Facsimile No.: (650) 624-4785

SCHEDULE A

Title of Securities:	5 1/2% Convertible Senior Subordinated Notes due April 1 2010 (the “Notes”)

Principal Amount of Notes:	$8,350,000

Purchase Price:	$6,847,000 ($820 for each $1,000 principal amount of Notes), plus accrued and unpaid interest thereon to the Settlement Date.

Accrued Interest:	$123,741.93 plus an additional $1,275.69 per day in the event that the Settlement Date is extended to a later date by mutual agreement of the parties.

Aggregate Purchase Price:	$6,970,741.93 plus an additional $1,275.69 per day in the event that the Settlement Date is extended to a later date by mutual agreement of the parties.

Settlement Date:	July 8, 2008